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EXHIBIT 5.3

[LETTERHEAD]

November 26, 2002

Star Tubular Technologies (Youngstown), Inc.
Lone Star Technologies, Inc.
15660 N. Dallas Parkway, Suite 500
Dallas, TX 75248

Re:	Lone Star Technologies, Inc.: Registration Statement on Form S-3 under the Securities Act of 1933 (File No. 333-100579)

Ladies and Gentlemen:

        We have acted as special counsel for Star Tubular Technologies (Youngstown), Inc., an Ohio corporation (the "Company"), in connection with the registration by the Company's ultimate parent corporation, Lone Star Technologies, Inc., a Delaware corporation ("Lone Star"), under the Securities Act of 1933 (the "Act") of the offer and sale by Lone Star (and, in the case of 1,000,000 shares of Common Stock (as herein defined), also by a selling stockholder)from time to time, pursuant to Rule 415 under the Act, of: (i) Lone Star's unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"); (ii) shares of preferred stock, par value $1.00 per share, of Lone Star in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"); (iii) shares of common stock, par value $1.00 per share, of Lone Star (the "Common Stock"); (iv) warrants ("Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock; and (v) guarantees ("Guarantees" and, individually, a "Guaranty") by 18 subsidiaries of Lone Star (including the Company) named in the Registration Statement (as defined below) with respect to the Debt Securities (such Debt Securities, Preferred Stock, Depositary Shares, Warrants, Common Stock and Guarantees are collectively referred to herein as the "Securities"). The Securities will be offered in amounts, at prices, and on terms to be determined and to be set forth in supplements to the Prospectus contained in Lone Star's Registration Statement on Form S-3, as amended, to which this opinion is an exhibit (the "Registration Statement"). The Registration Statement also constitutes a post-effective amendment to a registration statement filed by Lone Star and certain of its subsidiaries (File No. 333-41130).

        In acting as special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          1.    The Articles of Incorporation of the Company filed with the Ohio Secretary of State on September 25, 2001, as certified by the Ohio Secretary of State on November 25, 2002;

          2.    Regulations of the Company, as certified by the Secretary of the Company on September 25, 2001 (Numbers 1 and 2 are collectively the "Organizational Documents");

          3.    Certificate of Good Standing of the Company from the Ohio Secretary of State dated November 21, 2002 (the "Good Standing Certificate"); and

          4.    The Form of Senior Indenture and the Form of Subordinated Indenture (collectively the "Indenture") relating to the Debt Securities incorporated by reference as an exhibit to the Registration Statement.

        In connection with this opinion, we have with your permission assumed, without independent investigation, the following:

          A.    The Registration Statement, and each amendment thereto (including post-effective amendments), will have become effective;

          B.    A prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby;

          C.    All Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

          D.    A definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

          E.    All records and documents examined by us in the preparation of this opinion are complete, authentic and accurate;

          F.    All natural persons signing said documents and records had, at the time of such signing, full legal capacity to sign and deliver said documents;

          G.    All documents submitted to us as copies in connection with this opinion conform to the originals thereof; and

          H.    No action has been taken which amends, revokes or terminates any of the documents and records which we have reviewed.

        Any opinion hereinafter set forth relative to the incorporation, valid existence or good standing of the Company under the laws of the State of Ohio is based solely upon the Organizational Documents and the Good Standing Certificate and we have not conducted an independent review or investigation of the matters set forth therein.

        Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that, with respect to the Guaranty which may be issued by the Company with respect to any Debt Securities:

          1.    The Company is a duly formed and validly existing corporation in good standing under the laws of the State of Ohio. The Company has the requisite corporate power to own and operate is properties and assets, and to carry on its business as presently conducted.

          2.    When: (i) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of such Guaranty, the terms of the offering thereof and related matters; (ii) the terms of such Guaranty and of its issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) such Guaranty has been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, such Guaranty will be legally issued and the legally binding obligation of the Company enforceable against it in accordance with its terms.

        The opinions expressed above are limited by and subject to the following qualifications:

          (a)  We express no opinion other than as to the federal laws of the United States of America and the laws of the State of Ohio.

          (b)  In rendering the opinions expressed herein, we have assumed that, after the date hereof, no material amendment will be made with respect to any Organizational Document.

          (c)  We are necessarily assuming that the Guarantees will be in such form, and will contain only such terms, as are reasonably customary for guarantees issued by wholly owned subsidiaries with respect to publicly traded debt securities of their parent corporations.

          (d)  The opinions expressed herein are subject to the qualification that the enforceability of the Guarantees may be limited or affected by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally; (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law; and (iii) an implied covenant of good faith and fair dealing.

          (e)  The opinion relating to the enforceability of the Guaranty, to the extent that the obligation of the Company may be characterized as a guaranty by such party of the obligation of another party, is qualified to the extent that the Company's obligation under the Guaranty: (i) may be prospectively revoked at any time after the receipt of notice of such revocation; (ii) may be subject to a variety of defenses which generally may be raised by guarantors; and (iii) may be specifically subject to the limitations of Sections 1341.03, if applicable, and 1341.04 of the Ohio Revised Code.

        The opinions contained herein are limited to those matters expressly covered by paragraphs 1 and 2 above; no opinion is to be implied with respect to any other matter.

        We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder. For purposes of this opinion, we assume that the Guarantees to be issued pursuant to the Registration Statement will be issued in compliance with all applicable state securities or Blue Sky laws.

Very truly yours
/s/ KAHN KLEINMAN
Kahn Kleinman, a Legal Professional Association

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